Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lizhi Inc. of our report dated March 26, 2021 relating to the financial statements, which appears in Lizhi Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
September 17, 2021